UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 7, 2006

IRIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11181	94-2579751
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

9172 Eton Avenue

Chatsworth, CA 91311

(Address of Principal Executive Offices/Zip Code)

(818) 709-1244

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Current Chief Financial Officer

On November 7, 2006, Don Mueller, our Chief Financial Officer and principal financial and accounting officer, asserted that we had constructively terminated his employment with us. We disagree with Mr. Mueller’s assertion, and therefore consider him to have voluntarily resigned his employment with us effective November 7, 2006.

Appointment of New Interim Chief Financial Officer

Also effective November 7, 2006, Veronica Tarrant, age 44, was appointed as our Interim Chief Financial Officer and will serve as our principal financial and accounting officer while we search for a permanent replacement for Mr. Mueller. In connection with her appointment, we agreed to pay Ms. Tarrant an annual salary of $200,000.

Immediately prior to her appointment as Interim Chief Financial Officer, Ms. Tarrant served as our Vice President of Finance and Corporate Controller. Prior to joining the company, Ms. Tarrant was employed by Power-One, Inc. a manufacturer of power conversion products, first as Controller for one of its divisions (2000-2002), and later as Vice President Finance (2002-2005) and then Vice President of Finance and Chief Accounting Officer (2005-2006). Prior to Power-One, Inc. Ms. Tarrant served as the Controller for Schlumberger ATE, a manufacturer of automated test equipment for the semiconductor industry.

There are no understandings or arrangements between Ms. Tarrant and any other person pursuant to which Ms. Tarrant was selected as Interim Chief Financial Officer. Ms. Tarrant does not have any family relationship with any director, executive officer or person nominated or chosen by our Board of Directors to become a director or executive officer. Ms. Tarrant joined us as an employee on October 3, 2006, before being appointed as Interim Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIS INTERNATIONAL, INC.

Date: November 13, 2006	By:	/s/ César M. García
César M. García
President and Chief Executive Officer